Exhibit 99.1

Shockwave Medical Reports First Quarter 2019 Financial Results

Santa Clara, Calif. – May 8, 2019 – Shockwave Medical, Inc. (Nasdaq: SWAV), a pioneer in the development and commercialization of Intravascular Lithotripsy (IVL) to treat complex calcified cardiovascular disease, today reported financial results for the three months ended March 31, 2019.

Recent Highlights

•	Recognized revenue of $7.3 million for the first quarter of 2019, representing a 450% increase over the first quarter of 2018
•	Commenced enrollment of our U.S. IDE study, DISRUPT CAD III, and completed enrollment of the DISRUPT CAD II European post-market registry – both studies of coronary IVL
•	Appointed industry veterans Ray Larkin and Laura Francis to Shockwave’s Board of Directors
•	Completed an initial public offering and a private sale of securities to Abiomed in March 2019, with combined net proceeds of $110.1 million

“We are encouraged by the balanced nature of our U.S. and International results this quarter as our global, multi-vessel strategy begins to unfold,” said Doug Godshall, President and Chief Executive Officer. “Our first quarter accomplishments begin to demonstrate the unique solution IVL provides for our customers and our team’s ability to manage both growth and execution throughout the organization, which we believe will be critical to our success as we move forward.”

“In addition, we are pleased with the successful completion of our IPO and grateful to those investors who have supported us,” continued Mr. Godshall.  “We now have the capital required to expand our capabilities and pipeline so we can build upon our initial progress.”

First Quarter 2019 Financial Results

Revenue for the first quarter of 2019 was $7.3 million, an increase of $5.9 million or 450%, compared to the first quarter of 2018. The growth was primarily driven by the increased sales of our M5 IVL catheter across multiple vessel beds in the U.S. and the growth of our international business.

Gross profit for the first quarter of 2019 was $4.2 million compared to $528 thousand for the first quarter of 2018. The gross margin percentage for the first quarter of 2019 increased to 58% compared to 40% in the first quarter of 2018, driven primarily by increased efficiencies and higher production volume, which improved the absorption of fixed costs.

Operating expenses were $16.4 million for the first quarter of 2019 compared to $10.3 million in the corresponding prior year period, an increase of 58%, primarily driven by commercial expansion and increased spend on clinical programs.

Net loss was $12.8 million in the first quarter of 2019, as compared to $9.6 million in the corresponding period of the prior year. Net loss per share was $1.37 in the first quarter of 2019, as compared to $5.63 in the corresponding period of the prior year.

Cash and cash equivalents were $138.1 million as of March 31, 2019. This includes the proceeds from our IPO of $100.1 million, net of underwriting fees and other expenses, and the concurrent private placement proceeds of $10.0 million.

2019 Financial Guidance

Shockwave Medical projects revenue for the full year 2019 to range from $33 million to $36 million, which represents 169% to 194% growth over the company’s prior year.

Conference Call

Shockwave Medical will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, May 8, 2019 to discuss its first quarter 2019 financial results. The call may be accessed through an operator by calling (866) 964-4484 for domestic callers and (630) 652-5940 for international callers using conference ID number 4835336. A live and archived webcast of the event will be available for two weeks at https://ir.shockwavemedical.com/.

About Shockwave Medical, Inc.

Shockwave Medical is focused on developing and commercializing products intended to transform the way calcified cardiovascular disease is treated by establishing a new standard of care with Intravascular Lithotripsy (IVL) technology. The company’s differentiated and proprietary IVL approach to calcium modification uses sonic pressure waves to safely and effectively fracture problematic calcium throughout the cardiovascular system in a wide and growing number of applications. For more information, visit www.shockwavemedical.com.

Forward-Looking Statements

This press release contains statements relating to Shockwave’s expectations, projections, beliefs, and prospects (including statements regarding Shockwave’s financial and business outlook), which are “forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability; failure to effectively market existing products; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; the inability to attain coverage and adequate reimbursement for procedures using our products; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our prospectus dated March 6, 2019. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Investor Contact:

Debbie Kaster, Gilmartin Group

investors@shockwavemedical.com

SHOCKWAVE MEDICAL, INC.

Balance Sheet Data

(Unaudited)

(In thousands)

	March 31, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$138,064	$39,643
Accounts receivable, net	3,939	2,850
Inventory	7,014	5,131
Prepaid expenses and other current assets	2,508	1,112
Total current assets	151,525	48,736
Operating lease right-of-use assets	2,645	—
Property and equipment, net	2,803	2,619
Other assets	566	2,066
TOTAL ASSETS	$157,539	$53,421
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$3,967	$1,487
Term notes, current portion	3,333	1,667
Accrued liabilities	6,439	6,217
Lease liability, current portion	877	—
Total current liabilities	14,616	9,371
Lease liability, noncurrent	1,916	—
Term notes, noncurrent portion	11,821	13,383
Convertible preferred stock warrant liability	—	313
Other liabilities	—	136
TOTAL LIABILITIES	28,353	23,203
Convertible preferred stock	—	152,806
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—
Common stock	28	2
Additional paid-in capital	268,822	4,275
Accumulated other comprehensive loss	—	—
Accumulated deficit	(139,664)	(126,865)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	129,186	(122,588)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$157,539	$53,421

SHOCKWAVE MEDICAL, INC.

Statement of Operations Data

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product revenue	$7,269	$1,322
Operating expenses:
Cost of product revenue	3,072	794
Research and development	7,484	5,516
Sales and marketing	5,871	3,438
General and administrative	3,001	1,376
Total operating expenses	19,428	11,124
Loss from operations	(12,159)	(9,802)
Interest expense	(245)	(18)
Change in fair value of warrant liability	(609)	41
Other income, net	221	185
Net loss before taxes	(12,792)	(9,594)
Income tax provision	7	—
Net loss	$(12,799)	$(9,594)
Net loss per share, basic and diluted	$(1.37)	$(5.63)
Shares used in computing net loss per share, basic and diluted	9,364,755	1,705,144